UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011

DUKE ENERGY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

(a)          Duke Energy Corporation (“Duke Energy”) held a special meeting of shareholders on August 23, 2011 to consider certain proposals relating to the proposed merger of Duke Energy and Progress Energy, Inc. (“Progress Energy”) under the terms of the Agreement and Plan of Merger, dated as of January 8, 2011, by and among Duke Energy, Diamond Acquisition Corporation, a wholly-owned subsidiary of Duke Energy, and Progress Energy (the “Merger”).

(b)         The shareholders approved three proposals relating to the Merger.  For more information on the proposals, see Duke Energy’s proxy statement/prospectus included in the registration statement filed with the U.S. Securities and Exchange Commission on July 7, 2011.  Set forth below are the final voting results for each of the proposals.

•                  Proposal to approve the amendment of the amended and restated certificate of incorporation of Duke Energy to provide for a 1-for-3 reverse stock split with respect to the issued and outstanding Duke Energy common stock in connection with the Merger

Votes For	Votes Against	Abstentions	Broker Non-Votes

812,057,927	65,368,073	7,117,152	0

•                  Proposal to approve the issuance of Duke Energy common stock, par value $0.001 per share, to Progress Energy shareholders in connection with the Merger

Votes For	Votes Against	Abstentions	Broker Non-Votes

827,776,952	47,958,076	8,808,124	0

•                  Proposal to adjourn the special meeting of the shareholders of Duke Energy, if necessary, to solicit additional proxies if there are not sufficient votes to approve either of the proposals above

Votes For	Votes Against	Abstentions	Broker Non-Votes

757,166,970	117,635,334	9,740,848	0

Although Duke Energy and Progress Energy are targeting to complete the Merger by the end of 2011, if the Merger is not completed, Duke Energy will not amend its amended and restated certificate of incorporation to effect the reverse stock split, notwithstanding that Duke Energy’s shareholders have approved the amendment.

(c)                    Not applicable.

(d)                   Not applicable.

Item 8.01   Other Events.

On August 23, 2011, at a special meeting of Progress Energy shareholders, Progress Energy’s shareholders voted to approve the Merger.  The Merger remains subject to other closing conditions, including regulatory approvals.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: August 26, 2011	By:	/s/ Marc E. Manly

	Name:	Marc E. Manly

	Title:	Group Executive, Chief Legal Officer and Corporate Secretary